EXHIBIT 16.1

November 17, 2015

U.S. Securities and Exchange Commission

100 F. Street

Washington, DC 20549 – 7561

Ladies and Gentlemen

Re: Amaize Beverage Corporation (formerly Snackhealthy, Inc.)

Commission File No. 333-59114

We have read the statements that we understand Amaize Beverage Corporation (formerly Snackhealthy, Inc.) will include under Item 4.01 of the Form 8-K report dated November 17, 2015 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Cutler & Co., LLC